Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this registration statement on Form S-1 of our report dated October 4, 2024, relating to the financial statements of Odyssey Therapeutics, Inc. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 17, 2025